Exhibit 99.1

News Release

EDITORIAL CONTACT:	INVESTOR CONTACT:
Drew Prairie	Ruth Cotter
(512) 602-4425	(408) 749-3887
drew.prairie@amd.com	ruth.cotter@amd.com

AMD Reports Third Quarter Results

SUNNYVALE, Calif. — Oct. 16, 2008 — AMD (NYSE:AMD) today reported third quarter 2008 revenue from continuing operations of $1.776 billion, including process technology license revenue of $191 million. Third quarter 2008 revenue increased 32 percent compared to the second quarter of 2008 and 14 percent compared to the third quarter of 2007.

In the third quarter of 2008, AMD reported a net loss of $67 million, or $0.11 per share. For continuing operations, third quarter 2008 income was $41 million, or $0.07 per share, including the process technology license revenue of $191 million, or $0.31 a share. Third quarter 2008 operating income was $131 million. Loss from discontinued operations was $108 million, or $0.18 a share.

Reconciliation of GAAP to Non-GAAP Net Income (Loss)1

(Millions except per share amounts)	Q3-08		Q2-08		Q3-07
GAAP net loss / EPS	$(67)	$(0.11)	$(1,189)	$(1.96)	$(396)	$(0.71)
Loss from discontinued operations	(108)	(0.18)	(920)	(1.52)	(52)	(0.09)

Income (loss) from continuing operations	41	0.07	(269)	(0.44)	(344)	(0.62)
Gain on sale of 200mm equipment	—	—	193	0.32	—	—
Marketable securities impairment charges	—	—	(36)	(0.06)	(42)	(0.08)
Amortization of acquired intangibles, integration and other charges	(30)	(0.05)	(30)	(0.05)	(41)	(0.07)
Restructuring charges	(9)	(0.01)	(30)	(0.05)	—	—

Non-GAAP net income (loss)	$80		$(366)		$(261)

[1]	In this press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures for net income (loss), operating income (loss) and gross margin. Non-GAAP net income (loss) excludes discontinued operations, a gain on the sale of 200mm equipment and other certain charges as reflected in the table. Non-GAAP operating income (loss) excludes a gain on the sale of 200mm equipment and other certain charges as reflected in the table. Non-GAAP gross margin excludes process technology license revenue and a gain on the sale of 200mm equipment as reflected in the table. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

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Reconciliation of GAAP to Non-GAAP Operating Income (Loss)1

(Millions)	Q3-08	Q2-08	Q3-07
GAAP operating income (loss)	$131	$(143)	$(181)
Gain on sale of 200mm equipment	—	193	—
Amortization of acquired intangibles, integration and other charges	(30)	(30)	(41)
Restructuring charges	(9)	(30)	—

Non-GAAP operating income (loss)	$170	$(276)	$(140)

In the second quarter of 2008, AMD had revenue from continuing operations of $1.349 billion, a net loss of $1.189 billion, a loss from continuing operations of $269 million and an operating loss of $143 million. In the third quarter of 2007, AMD had revenue from continuing operations of $1.558 billion, a net loss of $396 million, a loss from continuing operations of $344 million and an operating loss of $181 million.

“We achieved a significant milestone with the recent announcement of our Asset Smart strategy, which will transform both AMD and the industry through the creation of ‘The Foundry Company’,” said Dirk Meyer, AMD’s president and CEO. “AMD will be assured access to leading-edge manufacturing processes without the obligation to make the capital investment required to maintain a world-class manufacturing operation. We look forward to the successful closing of this joint venture early in 2009.”

“We are pleased to have reached our goal of operational profitability this quarter while increasing gross margin to 51 percent,” said Robert J. Rivet, AMD’s chief financial officer. “Improved execution across all of our businesses was punctuated by a refresh of our graphics product line-up, driving 55 percent sequential revenue growth and market share gains. In addition, customer adoption of our quad-core microprocessors was strong, with unit shipments increasing 46 percent sequentially.”

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Third quarter 2008 gross margin was 51 percent, and 45 percent excluding process technology license revenue. This compares favorably to both the second quarter 2008 non-GAAP gross margin of 37 percent, and third quarter of 2007 gross margin of 41 percent.

Reconciliation of GAAP to Non-GAAP Gross Margin1

(Millions, except percentages)	Q3-08	Q2-08	Q3-07
GAAP Gross Margin	$905	$696	$635
GAAP Gross Margin %	51%	52%	41%
Process technology license revenue	191	—	—
Gain on sale of 200mm equipment	—	193	—
Non-GAAP Gross Margin	$714	$503	$635
Non-GAAP Gross Margin %	45%	37%	41%

Segment Information

(Millions)	Q3-08	vs Q2-08	vs Q3-07
Computing Solutions (including process technology license revenue in Q3-08)
Revenue	$1,391	26%	8%
Microprocessor Units		up	down
Microprocessor Average Selling Prices (ASP)		flat	flat
Graphics (including game console royalties)
Revenue	$385	55%	40%
Graphic Processor Units		up	up
Graphic Processor Average Selling Prices (ASP)		up	up

Current Outlook

AMD’s outlook statements are based on current expectations of its continuing operations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

Third quarter 2008 revenue was $1.585 billion, not including process technology license revenue. In light of the current macroeconomic conditions, AMD expects fourth quarter 2008 revenue from continuing operations to be roughly flat to that number.

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Additional Highlights

•

As the cornerstone of its Asset Smart strategy, AMD and the Advanced Technology Investment Company (ATIC) of Abu Dhabi announced an agreement to create a U.S.-headquartered, leading-edge semiconductor manufacturing company to address growing demand for independent foundry production capabilities. The new global company will serve this need by combining advanced process technology, industry-leading manufacturing facilities and aggressive plans to expand its global capacity footprint.

•

AMD announced that Mubadala Development Corporation will increase its stake in AMD from 8.1 percent to 19.3 percent of outstanding shares on a fully diluted basis through the purchase of 58 million newly issued shares and warrants for 30 million additional shares.

•

AMD introduced the entire ATI Radeon HD 4000 family of graphics cards with 10 new products spanning all market segments. From the ATI Radeon HD 4870 X2, the world’s fastest graphics card designed for the ultra-enthusiast, to the ATI Radeon HD 4350 providing a great visual experience for the value-minded market. AMD also strengthened its workstation graphics product offerings with the introduction of two new ATI FirePro graphics products.

•	Dell and HP introduced new quad-core server platforms designed specifically to take advantage of the virtualization performance advantages of the quad core AMD Opteron processor.

•	AMD expanded its desktop consumer and commercial processor line-up, introducing:

¡	Six new desktop processors, including three quad-core and three triple-core processors;

¡	Four new AMD Business Class processors, extending the B-series product offerings to a total of 11 processors that support the essential security and manageability requirements of business users.

•	Acer, Dell, NEC, Samsung, Toshiba, and others introduced new notebook systems powered by the recently introduced AMD Turion X2 Ultra notebook platform.

•

10 of the largest motherboard partners introduced new products based on the AMD 790GX desktop chipset, delivering best-in-class 3D graphics performance, enhanced scalability and stability for high-performance gaming and multimedia.

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•

AMD launched a new corporate brand campaign under a new tagline, “The Future is Fusion.” The campaign focuses on how the unique AMD combination of technologies, coupled with close relationships with computer manufacturers and a deep understanding of customer needs, results in exciting next-generation capabilities and experiences at work, at home, and at play.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning revenue and other expectations for the fourth quarter of 2008, the expected closing of The Foundry Company joint venture and the increased investment by the Mubadala Development Company which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the fourth quarter of 2008 and beyond; the company’s Asset Smart strategy will not reach fruition or will be less beneficial than anticipated; the announced transaction for the formation of The Foundry Company and the associated third-party investment will not occur as anticipated; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s cost containment efforts will not be effective; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand;

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the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; the company will be unable to divest its Handheld or DTV product businesses in the expected timeframe, if at all, or in a manner contemplated by the company; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 28, 2008.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom and combinations thereof, and ATI, the ATI logo, FireGL and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 27, 2008 (Unaudited)	June 28, 2008 (Unaudited)	Sept. 29, 2007 (Unaudited)	Sept. 27, 2008 (Unaudited)	Sept. 29, 2007 (Unaudited)
Net revenue	$1,776	$1,349	$1,558	$4,581	$3,997
Cost of sales	871	653	923	2,376	2,608

Gross margin	905	696	635	2,205	1,389
Gross margin %	51%	52%	41%	48%	35%
Research and development	422	442	431	1,319	1,261
Marketing, general and administrative	313	337	346	984	1,029
Amortization of acquired intangible assets and integration charges	30	30	39	89	127
Restructuring charges	9	30	—	39	—

Operating income (loss)	131	(143)	(181)	(226)	(1,028)
Interest income	7	10	19	32	54
Interest expense	(87)	(95)	(95)	(277)	(272)
Other income (expense), net	(4)	(10)	(1)	(15)	(8)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	47	(238)	(258)	(486)	(1,254)
Minority interest in consolidated subsidiaries	(7)	(7)	(9)	(27)	(26)
Equity in net loss of Spansion Inc. and other	—	(24)	(57)	(24)	(86)

Income (loss) from continuing operations before income taxes	40	(269)	(324)	(537)	(1,366)
Provision (benefit) for income taxes	(1)	—	20	(1)	59

Income (loss) from continuing operations	$41	$(269)	$(344)	$(536)	$(1,425)
Income (loss) from discontinued operations, net of tax	(108)	(920)	(52)	(1,078)	(182)

Net income (loss)	$(67)	$(1,189)	$(396)	$(1,614)	$(1,607)

Net income (loss) per common share
Basic and diluted
Continuing operations	$0.07	$(0.44)	$(0.62)	$(0.88)	$(2.59)
Discontinued operations	$(0.18)	$(1.52)	$(0.09)	$(1.78)	$(0.33)

Basic and diluted net income (loss) per common share	$(0.11)	$(1.96)	$(0.71)	$(2.66)	$(2.92)

Shares used in per share calculation
Basic and diluted	608	607	554	607	551

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Sept. 27, 2008 (Unaudited)	Dec. 29, 2007*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,341	$1,889
Accounts receivable, net	620	603
Inventories	844	802
Prepaid expenses and other current assets	240	396
Deferred income taxes	20	64
Assets of discontinued operations	283	1,304

Total current assets	3,348	5,058
Property, plant and equipment, net	4,440	4,711
Goodwill	945	950
Acquisition related intangible assets, net	224	311
Other assets	535	520

Total Assets	$9,492	$11,550

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$737	$992
Accrued compensation and benefits	143	183
Accrued liabilities	850	815
Deferred income on shipments to distributors	65	101
Current portion of long-term debt and capital lease obligations	266	238
Other short-term obligations	94	—
Other current liabilities	226	270
Liabilities of discontinued operations	11	26

Total current liabilities	2,392	2,625
Deferred income taxes	4	6
Long-term debt and capital lease obligations, less current portion	4,874	5,031
Other long-term liabilities	657	633
Minority interest in consolidated subsidiaries	175	265
Stockholders’ equity:
Capital stock:
Common stock, par value	6	6
Capital in excess of par value	5,981	5,921
Retained earnings (deficit)	(4,714)	(3,100)
Accumulated other comprehensive income	117	163

Total stockholders’ equity	1,390	2,990

Total Liabilities and Stockholders’ Equity	$9,492	$11,550

*	Amounts for the year ended December 29, 2007 were derived from the December 29, 2007 audited financial statements, adjusted for discontinued operations.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA (1)

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Nine Months Ended
	Sept. 27, 2008	June 28, 2008	Sept. 29, 2007	Sept 27, 2008	Sept. 29, 2007
Segment Information from Continuing Operations
Computing Solutions (2)
Net revenue	$1,391	$1,101	$1,283	$3,687	$3,299
Operating income (loss)	$143	$(9)	$(122)	$(29)	$(722)
Graphics (3)
Net revenue	385	248	275	894	698
Operating income (loss)	47	(38)	11	22	(55)
All Other (4)
Net revenue	—	—	—	—	—
Operating income (loss)	(59)	(96)	(70)	(219)	(251)
Total from Continuing Operations
Net revenue	$1,776	$1,349	$1,558	$4,581	$3,997
Operating income (loss)	$131	$(143)	$(181)	$(226)	$(1,028)
Revenue Reconciliation
Revenue from continuing operations	$1,776	$1,349	$1,558	$4,581	$3,997
Revenue from discontinued operations	44	37	74	130	246

Total revenue	$1,820	$1,386	$1,632	$4,711	$4,243
Components of Discontinued Operations
Operating loss	$(24)	$(42)	$(52)	$(116)	$(182)
Impairment of goodwill and acquired intangible assets	(84)	(876)	—	(960)	—
Restructuring charges	—	(2)	—	(2)	—

Total loss from discontinued operations	$(108)	$(920)	$(52)	$(1,078)	$(182)
Other Data
Depreciation & amortization (excluding amortization of acquired intangible assets)	$266	$263	$261	$794	$755
Capital additions	$83	$104	$417	$509	$1,417
Adjusted EBITDA (5)	$422	$119	$66	$622	$(237)
Headcount	15,460	15,653	16,498	15,460	16,498

(1)	Comparative amounts adjusted for discontinued operations except for headcount data.

(2)	Computing Solutions segment includes microprocessors, chipsets and embedded processors. For the quarter ended June 28, 2008 and nine months ended September 27, 2008, the operating loss includes a $193M gain on the sale of 200 mm equipment. For the quarter and nine months ended Sept. 27, 2008, revenue includes $191M in technology license revenue.

(3)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers. Starting in the quarter ended June 28, 2008 this segment also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology. Prior periods have been recast to conform to current period presentation.

(4)	All Other category includes employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are the restructuring, severance and ATI acquisition-related charges. Details of the restructuring, severance and ATI acquisition-related charges and employee stock-based compensation expense are shown below.

Restructuring, severance, and ATI acquisition-related charges:

	Quarter Ended			Nine Months Ended
	Q308	Q208	Q307	Q308	Q307
Restructuring charges	$9	$30	$—	$39	$—
Severance charges	—	—	2	—	18

Subtotal	$9	$30	$2	$39	$18
Amortization of acquired intangible assets	29	30	34	88	102
Integration charges	1	—	5	1	25

Total amortization of acquired intangibles and integration charges	$30	$30	$39	$89	$127
Cost of fair value adjustment of acquired inventory	—	—	—	—	18

ATI acquisition-related charges	$30	$30	$39	$89	$145

Restructuring, severance, and ATI acquisition-related charges	$39	$60	$41	$128	$163

Employee stock-based compensation expense:
	Quarter Ended			Nine Months Ended
	Q308	Q208	Q307	Q308	Q307
Cost of sales	$2	$3	$2	$8	$7
Research and development	9	8	12	32	38
Marketing, general and administrative	7	6	11	15	36

	$18	$17	$25	$55	$81

(5) Reconciliation of income (loss) from continuing operations to Adjusted EBITDA*
	Quarter Ended			Nine Months Ended
	Q308	Q208	Q307	Q308	Q307
Income (loss) from continuing operations	$41	$(269)	$(344)	$(536)	$(1,425)
Depreciation and amortization	266	263	261	794	755
Amortization of acquired intangible assets	29	30	34	88	102
Interest expense	87	95	95	277	272
Provision (benefit) for income taxes	(1)	—	20	(1)	59

Adjusted EBITDA	$422	$119	$66	$622	$(237)

*	The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.